Exhibit 10.9

AMENDMENT NUMBER ONE

TO THE

THE DRESS BARN, INC. 2010 STOCK INCENTIVE PLAN

WHEREAS, subject to the consummation of the reorganization (the “Reorganization”) of The Dress Barn, Inc. (“DBI”), Ascena Retail Group, Inc. (the “Company”), as successor to DBI, maintains The Dress Barn, Inc. 2010 Stock Incentive Plan (the “Plan”) (formerly, The Dress Barn, Inc. 2001 Stock Incentive Plan (the “2001 Plan”)); and

WHEREAS, the Company desires to amend the Plan, effective upon the consummation of the Reorganization, to update the Plan’s name and any references to DBI therein; and

WHEREAS, because the Plan is subject to the approval of the shareholders of DBI, if the Plan is not approved by the shareholders of DBI, the Plan will not be effective, and the following amendments shall be made to the 2001 Plan.
NOW, THEREFORE, the Plan (or in the event that the Plan is not approved by shareholders, the 2001 Plan) is hereby amended, effective upon the consummation of the Reorganization, as follows:

1.           For clarity, the term “Company” as used in the Plan shall mean Ascena Retail Group, Inc., a Delaware Corporation.

2.           The name of the Plan is hereby amended to be the “Ascena Retail Group, Inc. 2010 Stock Incentive Plan.”

3.           All references in the Plan to “The Dress Barn, Inc.” are hereby replaced with “Ascena Retail Group, Inc.” except for any such references included in “The Dress Barn, Inc. 2001 Stock Incentive Plan,” which references shall remain unchanged.

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IN WITNESS WHEREOF, the Company has caused this amendment to be executed this 17th day of December, 2010.

ASCENA RETAIL GROUP, INC.

By: /s/ Armand Correia

Title: EVP, CFO